UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported )	August 22, 2007

FairPoint Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-56365	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

521 East Morehead Street, Suite 250, Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(704) 344-8150

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 22, 2007, Jane E. Newman was appointed to the board of directors of FairPoint Communications, Inc. (the “Company”) by the Company’s existing directors to fill a vacancy on the board of directors.  Ms. Newman was selected by Verizon Communications Inc. (“Verizon”)  as one of its designees to the Company’s board of directors in connection with the Company’s proposed merger (the “Merger”) with Northern New England Spinco Inc., a subsidiary of Verizon (“Spinco”), pursuant to the Agreement and Plan of Merger, dated as of January 15, 2007, by and among the Company, Verizon and Spinco, as amended by Amendment No. 1 to Agreement and Plan of Merger, dated as of April 20, 2007, Amendment No. 2 to Agreement and Plan of Merger, dated as of June 28, 2007, and Amendment No. 3 to Agreement and Plan of Merger, dated as of July 3, 2007, in each case, by and among the Company, Verizon and Spinco.

Jane E. Newman, age 62, served as the Interim President of the University of New Hampshire in Durham, New Hampshire from 2006 to June 2007.  Prior to assuming this role, Ms. Newman served as the Executive Dean of the John F. Kennedy School of Government at Harvard University beginning in 2000.  Ms. Newman served as the Interim Dean of Whittemore School of Business and Economics from 1998 to 1999.  Ms. Newman has served as President of the Business and Industry Association of New Hampshire and later as President of the New England Council.  From 1995 to 1998 Ms. Newman was employed in various capacities by Exeter Trust Company.  Prior to joining Exeter, Ms. Newman was President, Founder and CEO of Coastal Broadcasting Corporation.  Ms. Newman has also previously served as a director for various audit committees, including the Compensation and Audit Committee for Markem Corporation, the Audit Committee for Consumers Water Company in Portland, Maine and the Audit Committee at both the Public Service Company of New Hampshire and the Nellie Mae Foundation.  Ms. Newman has further served as a director of Fleet Bank and Indian Heads Bank, located in Nashua, New Hampshire.

Item 8.01 – Other Events.

On August 27, 2007, the Company issued a press release entitled “FairPoint’s Board of Directors Appoints New Director with Close Ties to Northern New England” (the “Press Release”). The Press Release is being furnished by being attached hereto as Exhibit 99.1.

The Company has filed, and the Securities and Exchange Commission (“SEC”) has declared effective, a registration statement in connection with the Merger.  The Company urges investors to read this document and other materials filed and to be filed by the Company relating to the Merger because they contain and will contain important information.  Investors may obtain free copies of the registration statement, as well as other filed documents containing information about the Company and the Merger, at www.sec.gov, the SEC’s website.  Investors may also obtain free copies of these documents and the Company’s other SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Item 9.01    Financial Statements and Exhibits.

(c)Exhibits
Exhibit Number	Description
99.1	Press Release, dated August 27, 2007

The information in Item 8.01 of this Current Report, including the exhibits attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  The information in Item 8.01 of this Current Report, including the exhibits attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ John P. Crowley
	Name:	John P. Crowley
	Title:	Executive Vice President and Chief Financial Officer

Date:  August 27, 2007